Exhibit 99

Journal Communications’ Doug Kiel Announces Retirement

MILWAUKEE--(BUSINESS WIRE)--September 30, 2009--Journal Communications, Inc. (NYSE:JRN) today announced that Doug Kiel, President of Journal Communications and CEO of Journal Broadcast Group, will retire on December 27, 2009, the end of the company’s fiscal year.

“I’ve decide to retire from Journal to pursue starting my own company, outside of Milwaukee,” said Doug Kiel. “I’ve really enjoyed my time at Journal and have always felt it was a real privilege to lead the Journal Broadcast Group. I’ll especially miss the great people I’ve worked with and wish them all the best in the future.”

“Doug has had a terrific career at our company including radio and television station management as well as corporate duties working with other Journal Communications companies,” said Steven J. Smith, Chairman and Chief Executive Officer. “I would like to take this opportunity to thank Doug for his dedication to Journal Communications, for sharing his expertise and talent in both radio and television, and for his years of being a wonderful professional colleague and friend. Doug and the entire Journal Broadcast Group team have done a great job building our local market business across the country. The commitment to excellence and community service will continue and is a legacy of Doug’s service.”

After Kiel retires, Smith will assume leadership of the group for the foreseeable future. “We are fortunate to have a very talented cadre of regional and market leaders within our Broadcast Group, and I look forward to working even more closely with all of them,” said Smith.

Kiel joined Journal Communications in 1987 as Vice President and General Manager of WKTI-FM. During his career he also managed WTMJ TV and assumed responsibility for the Broadcast Group in 1992. He became President of Journal Communications in 1998. During his tenure, Journal Broadcast Group experienced significant growth, including the purchase of the Great Empire Broadcasting Radio Group, Desert Empire Television and three Emmis Communications television stations. Kiel also added stations in a number of Journal markets to leverage existing investments.

Kiel serves on the board of the Wisconsin Broadcasters Association, the Affiliate Board of the NBC Broadcasting Network, the Bradley Center Sports and Entertainment Corporation board of directors, the Television Bureau of Advertising (TVB) board of directors, and the Radio Advertising Bureau (RAB) board of directors.

Forward-looking Statements

This press release contains certain forward-looking statements related to our businesses that are based on our current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Our written policy on forward-looking statements can be found on page 23 of our most recent Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission.

About Journal Broadcast Group

Journal Broadcast Group owns and operates 33 radio stations and 13 television stations in 12 states and operates an additional television station under a local marketing agreement. Headquartered in Milwaukee, Wisconsin, it is the broadcast business of Journal Communications Inc., a diversified media company with operations in publishing, radio and television broadcasting, interactive media and printing services.

About Journal Communications

Journal Communications, Inc., headquartered in Milwaukee, Wisconsin, was founded in 1882. We are a diversified media company with operations in publishing, radio and television broadcasting, interactive media and printing services. We publish the Milwaukee Journal Sentinel, which serves as the only major daily newspaper for the Milwaukee metropolitan area, and more than 50 community newspapers and shoppers in Wisconsin and Florida. We own and operate 33 radio stations and 13 television stations in 12 states and operate an additional television station under a local marketing agreement. Our interactive media assets include about 120 online enterprises that are associated with our daily and community newspapers and television and radio stations. We also provide a wide range of commercial printing services – including printing of publications, professional journals and documentation material – and operate a direct marketing services business.

CONTACT:
Journal Communications, Inc.
Andre Fernandez
Executive Vice President, Finance & Strategy
and Chief Financial Officer
414-224-2884